EXHIBIT 10.10

AMENDED AND RESTATED

C&F FINANCIAL CORPORATION

2004 INCENTIVE STOCK PLAN

(As Amended and Restated December 18, 2007)

ARTICLE I

Establishment, Purpose, and Duration

1.1 Establishment and Amendment of the Plan. C&F Financial Corporation, a Virginia corporation (the “Company”), hereby amends and restates its 2004 Incentive Stock Plan. The Plan as so amended and restated shall be known as the “Amended and Restated 2004 Incentive Stock Plan”, as set forth in this document. Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1 herein. The Plan permits the grant of Incentive Stock Options, Non-qualified Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units.

The Plan was originally adopted by the Board of Directors of the Company on February 17, 2004, and became effective on May 1, 2004 (the “Effective Date”), upon approval by vote of shareholders of the Company in accordance with applicable laws. The Plan was amended and restated by the Board of Directors of the Company on December 18, 2007 to (i) add Non-Employee Directors as Participants under the Plan, (ii) require mandatory adjustments to retain the economic value or opportunity of outstanding Awards in the event of certain capital adjustments, (iii) change the definition of Fair Market Value for Awards made after December 18, 2007, (iv) to expand the definition of Subsidiary to include non-corporate entities, (v) to make certain changes in connection with the potential applicability of Section 409A of the Code to Awards under the Plan and (vi) to permit the award of Restricted Stock Units, as well as to clarify certain terms and provisions of the Plan (the “Plan Amendments”).

The Plan Amendments to add Non-Employee Directors as Participants under the Plan, to expand the definition of Subsidiary and to permit the award of Restricted Stock Units will only become effective upon approval of such Plan Amendments by vote of shareholders of the Company in accordance with applicable laws. Awards to Non-Employee Directors under the Plan, Awards to persons who are not Key Employees of the Company or any Subsidiary (as defined prior to the Plan Amendments) and Awards of Restricted Stock Units may not be granted prior to the date of such shareholder approval.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to Key Employees and Non-Employee Directors that will promote the identification of their personal interest with the long-term financial success of the Company and with growth in shareholder value. The Plan is designed to provide flexibility to the Company and its Subsidiaries, in its ability to motivate, attract, and retain the services of Key Employees and Non-Employee Directors upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent.

1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article XII herein, until April 30, 2014, at which time it shall terminate except with respect to Awards made prior to, and outstanding on, that date which shall remain valid in accordance with their terms.

ARTICLE II

Definitions

2.1 Definitions. Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) “Agreement” means a written agreement implementing the grant of each Award signed by an authorized officer of the Company and by the Participant.

(c) “Award” means, individually or collectively, a grant under this Plan of Incentive Stock Options, Non-qualified Stock Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units.

(d) “Award Date” or “Grant Date” means the date on which an Award is made by the Committee under this Plan.

(e) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

(f) “Board” or “Board of Directors” means the Board of Directors of the Company, unless otherwise indicated.

(g) “Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(i) any Person (other than the Company, any Subsidiary, a trustee or other fiduciary holding securities under any employee benefit plan of the Company, or its Subsidiaries), who or which, together with all Affiliates and Associates of such Person, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) if, at any time after the Effective Date, the composition of the Board of Directors of the Company shall change such that a majority of the Board of the Company shall no longer consist of Continuing Directors; or

(iii) if at any time, (A) the Company shall consolidate with, or merge with, any other Person and the Company shall not be the continuing or surviving corporation, (B) any Person shall consolidate with or merge with the Company, and the Company shall be the continuing or surviving corporation and, in connection therewith, all or part of the outstanding Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (C) the Company shall be a party to a statutory share exchange with any other Person after which the Company is a subsidiary of any other Person, or (D) the Company shall sell or otherwise transfer 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i) “Committee” means the committee of the Board appointed to administer the Plan pursuant to Article III herein, all of the members of which shall be “non-employee directors” as defined in Rule 16b-3, as amended, under the Exchange Act, or any similar or successor rule, and “outside directors” within the meaning of Section 162(m)(4)(C)(i) of the Code, as amended. Unless otherwise determined by the Board, the Committee shall consist of compensation committee of the Board.

(j) “Company” means C&F Financial Corporation, or any successor thereto as provided in Article XIV herein.

(k) “Continuing Director” means an individual who was a member of the Board of Directors of the Company on the Effective Date or whose subsequent nomination for election or re-election to the Board of Directors of the Company was recommended or approved by the affirmative vote of two-thirds of the Continuing Directors then in office.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” of a Share means: (i) with respect to Awards made prior to December 18, 2007, the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose; or (ii) (A) with respect to Awards made on or after December 18, 2007, the closing market price (that is, the price at which last sold on the applicable principal U.S. market) of the Stock on the relevant date if it is a trading date or, if not, on the most recent date on which the Stock was traded prior to such date, as reported by the NASDAQ Stock Market, or (B) if, in the opinion of the Committee, the respective method is inapplicable or inappropriate for any reason, the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.

(n) “Incentive Stock Option” or “ISO” means an option to purchase Stock, granted under Article VI herein, which is designated as an incentive stock option and is intended to meet the requirements of Section 422 of the Code.

(o) “Key Employee” means an officer or other key employee of the Company or its Subsidiaries, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its Subsidiaries.

(p) “Non-Employee Director” means an individual who is a member of the Board of the Company or a Subsidiary or the group known as the “regional” or “advisory” board of the Company or any Subsidiary (including any division of a Subsidiary) and, in either case, who is not an employee of the Company or a Subsidiary. For purposes hereof the term Subsidiary includes any corporation, partnership, limited liability company, or joint venture, which becomes a Subsidiary after the adoption of the Plan by the Board.

(q) “Non-qualified Stock Option” or “NQSO” means an option to purchase Stock, granted under Article VI herein, which is not intended to be an Incentive Stock Option.

(r) “Option” means an Incentive Stock Option or a Non-qualified Stock Option.

(s) “Participant” means a Key Employee or Non-Employee Director who is granted an Award under the Plan.

(t) “Performance Criteria” means one or more specified performance goals, which may be stated in terms of the value of the Stock, return on equity, earnings per share, total earnings, earnings growth, return on assets, or return on capital, with respect to Awards of Restricted Stock pursuant to Article VIII herein.

(u) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is restricted or the earning and vesting of Restricted Stock Units occur, pursuant to Article VIII or IX herein.

(v) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).

(w) “Plan” means the C&F Financial Corporation 2004 Incentive Stock Plan, as described and as hereafter from time to time amended.

(x) “Related Option” means an Option with respect to which a Stock Appreciation Right has been granted.

(y) “Restricted Stock” means an Award of Stock granted to a Participant pursuant to Article VIII herein.

(z) “Restricted Stock Unit” means an Award, designated as a Restricted Stock Unit, which is a bookkeeping entry granted to a Participant pursuant to Article IX herein and valued by reference to the Fair Market Value of a Share, which is subject to restrictions and forfeiture until the designated conditions for the lapse of the restrictions are satisfied. A Restricted Stock Unit is sometimes referred to as a “Restricted Unit.” Restricted Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Committee.

(aa) “Stock” or “Shares” means the common stock of the Company.

(bb) “Stock Appreciation Right” or “SAR” means an Award, designated as a stock appreciation right, granted to a Participant pursuant to Article VII herein.

(cc) “Subsidiary” shall mean any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code (“Section 424(f) Corporation”) and any partnership, limited liability company or joint venture in which either the Company or a Section 424(f) Corporation is at least a fifty percent (50%) equity participant.

ARTICLE III

Administration

3.1 The Committee. The Plan shall be administered by the Committee which shall have all powers necessary or desirable for such administration. The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In addition to any other powers and subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to determine the terms and conditions upon which the Awards may be made and exercised;

(ii) to determine all terms and provisions of each Agreement, which need not be identical; (iii) to construe and interpret the Agreements and the Plan; (iv) to establish, amend, or waive rules or regulations for the Plan’s administration; (v) to accelerate the exercisability of any Award or the termination of any Period of Restriction or other restrictions with respect to Restricted Stock; and (vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

3.2 Selection of Participants. The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Key Employees and/or Non-Employee Directors as may be selected by it to be Participants. Each Award shall be evidenced by an Agreement.

3.3 Decisions Binding. All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding.

3.4 Requirements of Rule 16b-3 and Code Section 162(m). Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award, and amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b-3, as amended (or any successor or similar rule), under the Exchange Act.

Any provision of the Plan to the contrary notwithstanding, and except to the extent that the Committee determines otherwise: (i) transactions by and with respect to officers and directors of the Company who are subject to Section 16(b) of the Exchange Act (hereafter, “Section 16 Persons”) shall comply with any applicable conditions of SEC Rule 16b-3; (ii) transactions with respect to persons whose remuneration is subject to the provisions of Section 162(m) of the Code shall conform to the requirements of Section 162(m)(4)(C) of the Code; and (iii) every provision of the Plan shall be administered, interpreted, and construed to carry out the foregoing provisions of this sentence.

Notwithstanding any provision of the Plan to the contrary, the Plan is intended to give the Committee the authority to grant Awards that qualify as performance-based compensation under Code Section 162(m)(4)(C) as well as Awards that do not so qualify. Every provision of the Plan shall be administered, interpreted, and construed to carry out such intention, and any provision that cannot be so administered, interpreted, and construed shall to that extent be disregarded; and any provision of the Plan that would prevent an Award that the Committee intends to qualify as performance-based compensation under Code Section 162(m)(4)(C) from so qualifying shall be administered, interpreted, and construed to carry out such intention, and any provision that cannot be so administered, interpreted, and construed shall to that extent be disregarded.

3.5 Indemnification. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries.

ARTICLE IV

Stock Subject to the Plan

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 herein, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 500,000. Except as provided in Section 4.2 herein, the issuance of Shares in connection with the exercise of, or as other payment for Awards, under the Plan shall reduce the number of Shares available for future Awards under the Plan.

4.2 Lapsed Awards or Forfeited Shares. If any Award granted under this Plan (for which no material benefits of ownership have been received, including dividends) terminates, expires, or lapses for any reason other than by virtue of exercise of the Award, or if Shares issued pursuant to Awards (for which no material benefits of ownership have been received, including dividends) are forfeited, any Stock subject to such Award again shall be available for the grant of an Award under the Plan, subject to Section 7.2.

4.3 Capital Adjustments. The number and class of Shares subject to each outstanding Award, the Option Price, and the annual limits on and the aggregate number and class of Shares for which Awards thereafter may be made shall be proportionately, equitably, and appropriately adjusted in such manner as the Committee shall determine in order to retain the economic value or opportunity to reflect any stock dividend, stock split, recapitalization, merger, consolidation, reorganization, reclassification, combination, exchange of shares or similar event in which the number or class of Shares is changed without the receipt or payment of consideration by the Company. Where an Award being adjusted is an ISO or is subject to Section 409A of the Code, the adjustment shall also be effected so as to comply with Section 424(a) of the Code and not to constitute a modification within the meaning of Section 424(h) or 409A, as applicable, of the Code.

ARTICLE V

Eligibility

Persons eligible to participate in the Plan and receive Awards are all employees of the Company and its Subsidiaries and all Non-Employee Directors who, in the opinion of the Committee, merit becoming Participants.

ARTICLE VI

Stock Options

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Key Employees and/or Non-Employee Directors at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant, provided, however, that (i) no Participant may be granted Options in any calendar year for more than 25,000 Shares, (ii) the aggregate Fair Market Value (determined at the time the Award is made) of Shares with respect to which any Participant may first exercise ISOs granted under the Plan during any calendar year may not exceed $100,000 or such amount as shall be specified in Section 422 of the Code and rules and regulations thereunder, (iii) no ISO may be granted on or following the tenth anniversary of the earlier of the Effective Date of the Plan or the date of shareholder approval of the Plan, and (iv) no ISO may be granted to a Non-Employee Director.

6.2 Option Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the type of Option granted, the Option Price (as defined in Section 6.3 herein), the duration of the Option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of Options in the event of retirement, death, disability or other termination of employment, and such other provisions as the Committee shall determine. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or Non-qualified Stock Option not intended to be within the provisions of Section 422 of the Code, provided, however, that if an Option is intended to be an Incentive Stock Option but fails to be such for any reason, it shall continue in full force and effect as a Non-Qualified Stock Option.

6.3 Option Price. The exercise price per Share of Stock covered by an Option (“Option Price”) shall be determined by the Committee subject to the following limitations. The Option Price shall not be less than 100% of the Fair Market Value of such Stock on the Grant Date. In addition, an ISO granted to an employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) Stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company, shall have an Option Price which is at least equal to 110% of the Fair Market Value of the Stock.

6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, no ISO shall be exercisable after the expiration of ten years from its Award Date. In addition, an ISO granted to a Key Employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) Stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company, shall not be exercisable after the expiration of five years from its Award Date.

6.5 Exercisability. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all Participants.

6.6 Method of Exercise. Options shall be exercised by the delivery of a written notice to the Company in the form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price shall be payable to the Company in full either in cash, by delivery of Shares of Stock valued at Fair Market Value at the time of exercise, by delivery of a promissory note (in the Committee’s discretion and subject to restrictions and prohibitions of applicable law) or by a combination of the foregoing. As soon as practicable after receipt of written notice and payment, the Company shall deliver to the Participant, stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant’s name. No Participant who is awarded Options shall have rights as a shareholder until the date of exercise of the Options.

6.7 Restrictions on Stock Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under the applicable Federal securities law, under the requirements of the National Association of Securities Dealers, Inc. or any stock exchange upon which such Shares are then listed and under any blue sky or state securities laws applicable to such Shares. In addition to applicable restrictions under Article VI herein, the Committee may impose such restrictions on any Shares delivered to a Participant in settlement of an Option as it may deem advisable in its sole and absolute discretion, including, without limitation, restricting transferability and/or designating such Shares as Restricted Stock or Stock subject to further service, performance, consulting or noncompetition period after settlement. Each certificate representing such Shares shall bear a legend referencing the restrictions on such Stock, which legend may be similar to legend placed on certificates pursuant to Section 8.5 herein.

6.8 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

6.9 Disqualifying Disposition of Stock Issued on Exercise of an ISO. If a Participant makes a “disposition” (within the meaning of Section 424(c) of the Code) of Shares issued upon exercise of an ISO within two years from the date of grant or within one year from the date the Shares of Stock are transferred to the Participant, the Participant shall, within ten days of disposition, to notify the Committee in order that any income realized as a result of such disposition can be properly reported by the Company on IRS forms W-2 or 1099.

ARTICLE VII

Stock Appreciation Rights

7.1 Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Key Employees and/or Non-Employee Directors, at the discretion of the Committee in connection with the grant, and exercisable in lieu of Options (“Tandem SARs”). No Participant may be granted more than 25,000 Tandem SARs in any calendar year.

7.2 Exercise of Tandem SARs. Tandem SARs may be exercised with respect to all or part of the Shares subject to the Related Option. The exercise of Tandem SARs shall cause a reduction in the number of Shares subject to the Related Option equal to the number of Shares with respect to which the Tandem SAR is exercised. Conversely, the exercise, in whole or in part, of a Related Option, shall cause a reduction in the number of Shares subject to the Related Option equal to the number of Shares with respect to which the Related Option is exercised. Shares with respect to which the Tandem SAR shall have been exercised may not be subject again to an Award under the Plan.

Notwithstanding any other provision of the Plan to the contrary, a Tandem SAR shall expire no later than the expiration of the Related Option, shall be transferable only when and under the same conditions as the Related Option and shall be exercisable only when the Related Option is eligible to be exercised. In addition, if the Related Option is an ISO, a Tandem SAR shall be exercised for no more than 100% of the difference between the Option Price of the Related Option and the Fair Market Value of Shares subject to the Related Option at the time the Tandem SAR is exercised.

7.3 Other Conditions Applicable to Tandem SARs. No Tandem SAR shall be exercisable after the expiration of ten years from its Award Date; and the term of any Tandem SAR granted under the Plan shall not exceed ten years from the Grant Date. A Tandem SAR may be exercised only when the Fair Market Value of a Share exceeds the Option Price of the Related Option. A Tandem SAR shall be exercised by delivery to the Committee of a notice of exercise in the form prescribed by the Committee.

7.4 Payment Upon Exercise of Tandem SARs. Subject to the provisions of the Agreement, upon the exercise of a Tandem SAR, the Participant is entitled to receive, without any payment to the Company (other than required tax withholding amounts), an amount equal to the product of multiplying (i) the number of Shares with respect to which the Tandem SAR is exercised by (ii) an amount equal to the excess of (A) the Fair Market Value per Share on the date of exercise of the Tandem SAR over (B) the Option Price of the Related Option.

Payment to the Participant shall be made in Shares, valued at the Fair Market Value of the date of exercise, in cash if the Participant has so elected in his written notice of exercise and the Committee has consented thereto, or a combination thereof. To the extent required to satisfy the conditions of Rule 16b-3(e) under the Exchange Act, or any successor or similar rule, or as otherwise provided in the Agreement, the Committee shall have the sole discretion to consent to or disapprove the election of any Participant to receive cash in full or partial settlement of a Tandem SAR. In cases where an election of settlement in cash must be consented to by the Committee, the Committee may consent to, or disapprove, such election at any time after such election, or within such period for taking action as is specified in the election, and failure to give consent shall be disapproval. Consent may be given in whole or as to a portion of the Tandem SAR surrendered by the Participant. If the election to receive cash is disapproved in whole or in part, the Tandem SAR shall be deemed to have been exercised for Shares, or, if so specified in the notice of exercise and election, not to have been exercised to the extent the election to receive cash is disapproved.

7.5 Nontransferability of Tandem SARs. No Tandem SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Tandem SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

7.6 Restrictions on Stock Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an SAR under the Plan as it may deem advisable, including, without limitation, restrictions under the applicable Federal securities law, under the requirements of the National Association of Securities Dealers, Inc. or any stock exchange upon which such Shares are then listed and under any blue sky or state securities laws applicable to such Shares. In addition to applicable restrictions under Article VII herein, the Committee may impose such restrictions on any Shares delivered to a Participant in settlement of an SAR as it may deem advisable in its sole and absolute discretion, including, without limitation, restricting transferability and/or designating such Shares as Restricted Stock or Stock subject to further service, performance, consulting or noncompetition period after settlement. Each certificate representing such Shares shall bear a legend referencing the restrictions on such Stock, which legend may be similar to legend placed on certificates pursuant to Section 8.5 herein.

ARTICLE VIII

Restricted Stock

8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock under the Plan to such Key Employees and/or Non-Employee Directors and in such amounts as it shall determine, provided, however, that no Participant may be granted Restricted Stock Awards and Restricted Stock Unit Awards in any calendar year for more than 15,000 shares of Stock. Participants receiving Restricted Stock Awards are not required to pay the Company therefor (except for applicable tax withholding) other than by the rendering of services.

8.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by an Agreement that shall specify the number of Restricted Stock Shares granted, the applicable Period of Restriction, Performance Criteria or other restrictions and provisions as the Committee shall determine.

8.3 Transferability. Except as provided in this Article and subject to the limitation in the next sentence, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction and/or the satisfaction of any Performance Criteria or other restrictions specified by the Committee in its sole discretion and set forth in the Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

8.4 Other Restrictions. The Committee may impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. Unless otherwise determined by the Committee, custody of Shares of Restricted Stock shall be retained by the Company until the termination of the restrictions pertaining thereto.

8.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the C&F Financial Corporation Amended and Restated 2004 Incentive Stock Plan, in the rules and administrative procedures adopted pursuant to such Plan, and in an Agreement dated                     . A copy of the Plan, such rules and procedures, and such Restricted Stock Agreement may be obtained from the Secretary of C&F Financial Corporation.

8.6 Removal of Restrictions. Except as otherwise provided in this Article, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction or on the day immediately following the date on which the Performance Criteria have been timely satisfied, as applicable. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 8.5 herein removed from his Stock certificate.

8.7 Voting Rights. Participants entitled to or holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares while subject to restrictions hereunder.

8.8 Dividends and Other Distributions. Unless otherwise provided in the Agreement, while subject to restrictions hereunder, Participants entitled to or holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and the same rules for custody as the Shares of Restricted Stock with respect to which they were distributed.

8.9 Termination of Employment Due to Retirement. Unless otherwise provided in the Agreement, in the event that a Participant who receives an Award as a Key Employee terminates his employment with the Company or one of its Subsidiaries because of normal retirement (as defined in the rules of the Company in effect at the time), any restrictions applicable to the Restricted Stock Shares pursuant to Section 8.3 herein shall automatically terminate and, except as otherwise provided in Section 8.4 herein the Shares of Restricted Stock shall thereby be free of restrictions and freely transferable. Unless otherwise provided in the Agreement, in the event that a Participant who receives an Award as a Key Employee terminates his employment with the Company because of early retirement (as defined in the rules of the Company in effect at the time), the Committee, in its sole discretion, may waive the restrictions remaining on any or all Shares of Restricted Stock pursuant to Section 8.3 herein and add such new restrictions to those Shares of Restricted Stock as it deems appropriate.

8.10 Termination of Employment Due to Death or Disability. Unless otherwise provided in the Agreement, in the event the employment of a Participant who receives an Award as a Key Employee is terminated because of death or disability while subject to restrictions hereunder, any remaining restrictions applicable to the Restricted Stock pursuant to Section 8.3 herein shall automatically terminate and, except as otherwise provided in Section 8.4 herein the Shares of Restricted Stock shall thereby be free of restrictions and fully transferable.

8.11 Termination of Employment for Other Reasons. Unless otherwise provided in the Agreement, in the event that a Participant who receives an Award as a Key Employee terminates his employment with the Company for any reason other than for death, disability, or retirement, as set forth in Sections 8.9 and 8.10 herein, while subject to restrictions hereunder, then any Shares of Restricted Stock still subject to restrictions as of the date of such termination shall automatically be forfeited and returned to the Company

8.12 Termination of Service of a Non-Employee Director. The Committee may provide in the applicable Agreement similar or other provisions to those provided for in Sections 8.9, 8.10 and 8.11 in connection with Restricted Stock granted to Non-Employee Directors.

8.13 Failure to Satisfy Performance Criteria. In the event that the specified Performance Criteria are established with respect to an Award and not satisfied within the time period established by the Committee, the Shares of Restricted Stock which were awarded subject to the satisfaction of such performance goals shall be automatically forfeited and returned to the Company.

ARTICLE IX

Restricted Stock Units

9.1 Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units under the Plan (with one Restricted Stock Unit representing one Share) to such Employees and/or Non-Employee Directors and in such amounts as it shall determine, provided, however, that no Participant may be granted Restricted Stock Awards and Restricted Stock Unit Awards in any calendar year for more than 15,000 shares of Stock. Participants receiving Restricted Stock Unit Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services.

9.2 Restricted Stock Unit Agreement. Each Restricted Stock Unit Award shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Restricted Stock Units granted, and the applicable restrictions (whether service-based restrictions, with or without performance acceleration, and/or performance-based restrictions) and such other provisions as the Committee shall determine. If a Restricted Stock Unit Award is intended to be a performance-based compensation Award, the terms and conditions of such Award, including the Performance Criteria and Period of Restriction and, if different, performance period, shall be set forth in an Agreement, and the requirements to satisfy or achieve the performance goal(s) as so provided therein shall be considered to be restrictions under the Plan.

9.3 Transferability. Except as provided in this Article and subject to the limitation in the next sentence, the Restricted Stock Units granted hereunder ands the rights thereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction and/or the satisfaction of any Performance Criteria or other restrictions specified by the Committee in its sole discretion and set forth in the Agreement. All rights with respect to the Restricted Stock Units granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

9.4 Dividends and Other Distributions. Unless otherwise provided in the Agreement (which may or may not provide for the current payment, or for the accumulation subject to the same restrictions, vesting, forfeiture, and payment as the Restricted Stock Units to which they are attributable, of dividends and other distributions made in cash or property other than Shares), during the Period of Restriction, Participants holding Restricted Stock Units shall have no rights to dividends and other distributions made in cash or property other than Shares which would have been paid with respect to the Shares represented by those Restricted Stock Units if such Shares were outstanding. Participants holding Restricted Stock Units shall have no right to vote the Shares represented by such Restricted Stock Units until such Shares are actually issued. Unless otherwise provided in the Agreement, if any deemed dividends or other distributions would be paid in Shares, such Shares shall be considered to increase the Participant’s Restricted Stock Units with respect to which they were declared based on one Share equaling one Restricted Stock Unit. In addition, unless otherwise provided in the Agreement, during the Period of Restriction, any such deemed dividends and other distributions for which rights are provided but which are not paid currently shall be deemed converted to additional Restricted Stock Units based on the Fair Market Value of a Share on the date of payment or distribution of the deemed dividend or distribution.

9.5 Settlement after Lapse of Restrictions. Subject to the provisions of the Agreement, upon the lapse of restrictions with respect to a Restricted Stock Unit, the Participant is entitled to receive, without any payment to the Company (other than required tax withholding amounts), an amount or number of Shares having a Fair Market value equal to the product of multiplying (i) the number of Units with respect to which the restrictions lapse by (ii) the Fair Market Value per Share on the date the restrictions lapse (such amount, the “RSU Value”).

The Agreement may provide for payment of the RSU Value at the time of vesting or, on an elective or non-elective basis, for payment of the RSU Value at a later date, adjusted (if so provided in the Agreement) from the date of vesting based on an interest, dividend equivalent, earnings, or other basis (including deemed investment of the RSU Value in Shares) set out in the Agreement (the “adjusted RSU Value”). The Committee is expressly authorized to grant Restricted Stock Units which are deferred compensation covered by Section 409A of the Code, as well as Restricted Stock Units which are not deferred compensation covered by Section 409A of the Code.

Payment of the RSU Value or adjusted RSU Value to the Participant shall be made in cash or Shares as provided in the Agreement, valued at the Fair Market Value on the date or dates the restrictions on the Award lapse in the case of an immediate payment after vesting, or at the Fair Market Value on the date of settlement in the event of an elective or non-elective delayed payment. Any payment in Shares shall be effected in book entry or electronic form, provided that issuance and delivery in certificated form shall occur if the Participant so requests in writing or the Committee so directs.

9.6 Incorporation of Sections 8.9, 8.10, 8.11, 8.12 and 8.13 by Reference. Unless otherwise provided in the Agreement, the provisions of Sections 8.9, 8.10, 8.11, 8.12 and 8.13 shall apply to Restricted Stock Units awarded under the Plan.

9.7 Restrictions on Stock Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to an Award of Restricted Stock Units under the Plan as it may deem advisable, including, without limitation, restrictions under the applicable Federal securities law, under the requirements of the National Association of Securities Dealers, Inc. or any stock exchange upon which such Shares are then listed and under any blue sky or state securities laws applicable to such Shares. In addition to applicable restrictions under Article XI herein, the Committee may impose such restrictions on any Shares delivered to a Participant in settlement of a Restricted Stock Unit as it may deem advisable in its sole and absolute discretion, including, without limitation, restricting transferability and/or designating such Shares as Restricted Stock or Stock subject to further service, performance, consulting or noncompetition period after settlement. Each certificate representing such Shares shall bear a legend referencing the restrictions on such Stock, which legend may be similar to legend placed on certificates pursuant to Section 8.5 herein.

ARTICLE X

Change in Control

In the event of a Change in Control of the Company, the Committee, as constituted before such Change in Control, in its sole discretion (except that it may not take any action which would cause any Award not to comply with Section 409A of the Code) may, as to any outstanding Award, either at the time the Award is made or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date initially fixed by the Committee; (ii) provide for the purchase or settlement of any such Award by the Company, upon a Participant’s request, for an amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of such Participant’s rights had such Award been currently exercisable or payable; (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change in Control.

ARTICLE XI

Modification, Extension and Renewals of Awards

Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Awards, or, if authorized by the Board, accept the surrender of outstanding Awards (to the extent not yet exercised) granted under the Plan and authorize the granting of new Awards pursuant to the Plan in substitution therefor, and the substituted Awards may specify a lower exercise price than the surrendered Awards provided the replacement Awards are not granted until at least six months and a day after the Awards are surrendered, may provide for a longer term than the surrendered Awards, may provide for more rapid vesting and exercisability than the surrendered Awards, or may contain any other provisions that are authorized by the Plan. The Committee may also modify the terms of any outstanding Agreement. Notwithstanding the foregoing, however, no modification of an Award, shall, without the consent of the Participant, adversely affect the rights or obligations of the Participant.

ARTICLE XII

Amendment, Modification and Termination of the Plan

12.1 Amendment, Modification and Termination. At any time and from time to time, the Board may terminate, amend, or modify the Plan. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules or regulations.

12.2 Awards Previously Granted. No termination, amendment or modification of the Plan other than pursuant to Section 4.3 herein shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

ARTICLE XIII

Withholding

13.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, State and local taxes (including the Participant’s FICA obligation, if any) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

13.2 Stock Withholding. With respect to withholding required upon the exercise of Non-qualified Stock Options, or upon the lapse of restrictions on Restricted Stock, or upon the occurrence of any other similar taxable event, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares of Stock having a Fair Market Value equal to the amount required to be withheld. The value of the Shares to be withheld shall be based on Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined. All elections shall be irrevocable and be made in writing, signed by the Participant on forms approved by the Committee in advance of the day that the transaction becomes taxable.

ARTICLE XIV

Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE XV

General

15.1 Requirements of Law. The granting of Awards and the issuance of Shares of Stock under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or self regulatory organizations (i.e., exchanges) as may be required.

15.2 Effect of Plan. The establishment of the Plan shall not confer upon any Employee or Non-Employee Director any legal or equitable right against the Company, a Subsidiary, or the Committee, except as expressly provided in the Plan. The Plan does not constitute an inducement or consideration for the employment or service of any Employee or Non-Employee Director, nor is it a contract between the Company or any of its Subsidiaries and any Employee or Non-Employee Director. Participation in the Plan shall not give any Employee or Non-Employee Director any right to be retained in the employment or service of the Company or any Subsidiary. Except as may be otherwise expressly provided in the Plan or in an Agreement, no Employee or Non-Employee Director who receives an Award shall have rights as a shareholder of the Company prior to the date Shares are issued to the Participant pursuant to the Plan.

15.3 Creditors. The interests of any Participant under the Plan or any Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

15.4 Governing Law. The Plan, and all Agreements hereunder, shall be governed, construed and administered in accordance with the laws of the Commonwealth of Virginia and the intention of the Company is that ISOs granted under the Plan qualify as such under Section 422 of the Code.

15.5 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.6 Termination of Employment or Service. Unless otherwise provided in the Agreement pertaining to an Award made on or after December 18, 2007, in the event that a Participant terminates his or her employment or service with the Company and its Subsidiaries for any reason, then the unvested portion of such Award shall automatically be forfeited to the Company. Unless otherwise provided in the Agreement pertaining to an Award made on or after December 18, 2007 or as may be required by applicable law, as well as to Awards made prior to December 18, 2007 if so provided by the Committee, in determining cessation of employment or service, transfers between the Company and/or any Subsidiary shall be disregarded, and changes in status between that of an Employee and a Non-Employee Director shall be disregarded. The Committee may provide in an Agreement made under the Plan for vesting of Awards in connection with the termination of a Participant’s employment or service on such basis as it deems appropriate, including, without limitation, any provisions for vesting at death, disability, retirement, or in connection with a Change in Control, with or without the further consent of the Committee. The Agreements evidencing Awards may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

15.7 Non-qualified Deferred Compensation Plan Omnibus Provision. Unless otherwise provided in the applicable Agreement, it is intended that any compensation, benefits, or other remuneration, which is provided pursuant to or in connection with the Plan, which is considered to be non-qualified deferred compensation subject to Section 409A of the Code, shall be provided and paid in a manner, and at such time and in such form, as complies with the applicable requirements of Section 409A of the Code to avoid the unfavorable tax consequences provided therein for non-compliance. The Committee is authorized to amend any Agreement and to amend or declare void any election by a Participant as may be determined by it to be necessary or appropriate to evidence or further evidence required compliance with Section 409A of the Code. The Committee, however, shall have no responsibility or liability if any Award is subject to adverse taxation under Section 409A of the Code.